UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

VICTORY COMMERCIAL MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	333-228242	37-1865646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Madison Ave. Suite 1002,

New York, NY, 10017

(Address of Principal Executive Offices)

(212)-922-2199

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2019, the Board of Directors (the “Board”) of Victory Commercial Management Inc. (the “Company”) appointed Robert Chen as the Chief Financial Officer and the Principal Accounting Officer of the Company, effective immediately. Conjunction with such appointment, on the same day, Mr. Alex Brown resigned from his position as the Interim Chief Financial Officer and Principal Accounting Officer of, effective immediately. Mr. Brown’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

Mr. Robert Chen, age 60, served as the senior director of finance at Wuxi Advanced Therapies from January 2019 to June 2019, where he managed both the company’s accounting and FP&A functions. Prior to that, Mr. Chen worked for Taiho Oncology Inc. from September 2014 to October 2018, where he supervised the accounting, financial reporting, and FP&A functions of the company. In January 2018, due to his outstanding performance, Mr. Chen was promoted to the senior director of finance of Taiho Oncology Inc. From January 2010 to September 2014, Mr. Chen served as the corporate controller of Medimetriks Pharmaceuticals Inc., where he devised and established the system flows, internal control, and financial infrastructures for the pharmaceutical startup company. From November 2007 to October 2009, Mr. Chen worked as vice president for Domestic Operations at Clark Holding Inc., where he led Clark Holding Inc. to transit from a private entity to a public Nasdaq-listed corporation. From January 2007 to October 2007, Mr. Chen worked for Novartis Pharmaceuticals Inc. as an associate director. From June 1998 to January 2007, Mr. Chen served as the corporate controller at Bradley Pharmaceuticals Inc., where he monitored the financial accounting of monthly closings, reporting, operational results and SG&A analysis. Mr. Chen received his bachelor of science in business administration in accounting in 1987 and his master degree of professional accountancy in 1989 from University of Southern Mississippi. Mr. Chen is a Certified Public Accountant.

Mr. Chen does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Chen has received an offer letter from the Company (the “Offer Letter”), which provides that his appointment as Chief Financial Officer is conditioned on the approval of the Board of Directors. The Offer Letter also sets his annual compensation of US$185,000 and establishes other terms and conditions governing his service for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Commercial Management Inc.

Date: September 12, 2019	By:	/s/ Alex Brown
Alex Brown
President, Chief Executive Officer,
Treasurer and Chairman

	By:	/s/ Robert Chen
Robert Chen
Chief Financial Officer, Principal Accounting Officer